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                                                                     Exhibit 5.1


               [Luce, Forward, Hamilton & Scripps LLP Letterhead]




January 3, 2002


One Voice Technologies, Inc.
6333 Greenwich Drive, Suite 240
San Diego, CA 92122


Re:      Registration Statement on Form SB-2MEF
         One Voice Technologies, Inc. Common Stock, Par Value $.001 Per Share
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Ladies and Gentlemen:

     We are counsel for One Voice Technologies, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the Registration Statement on Form SB-2 (the "Registration Statement") as to which this opinion is a part, filed with the Securities and Exchange Commission (the "Commission") on or about January 3, 2002, for the resale of up to 3,885,286 shares of common stock, $.001 par value, of the Company by selling shareholders (the "Shares").

         In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies of such corporate records and other documents and have satisfied ourselves as to such other matters as we have deemed necessary to enable us to express our opinion hereinafter set forth.

         Based upon the foregoing, it is our opinion that:

         The Shares, including shares of common stock to be issued upon the conversion of certain debentures and the exercise of certain warrants, as covered by the Registration Statement and registered on behalf of the Company, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus included in the Company's registration statement.

Very truly yours,


/s/ Luce, Forward, Hamilton & Scripps LLP



LUCE FORWARD HAMILTON & SCRIPPS LLP